UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 27, 2026

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

648 N. PLANKINTON AVE., 4TH FLOOR
MILWAUKEE, WISCONSIN 53203
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

As previously reported, the Company and its wholly owned subsidiary, Rodeo Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of July 7, 2026 (the “Merger Agreement”), with Specialized Fabrication Equipment Group LLC, a Delaware limited liability company (“SFE Group”), and SFEG Holdings, Inc., a Delaware corporation, solely in its capacity as representative of the equityholders of SFE Group (the “Representative”), providing for the acquisition by the Company of SFE Group pursuant to a merger of Merger Sub with and into SFE Group, with SFE Group being the surviving limited liability company of the merger (the “Merger”). On October 27, 2026, the Company, Merger Sub, SFE Group and the Representative entered into a First Amendment to Agreement and Plan of Merger dated as of October 27, 2026 (the “Amendment”).

The Amendment amends the Merger Agreement to provide that the issuance by the Company of Restricted Stock Unit awards to key personnel of SFE Group, in lieu of cash payment of transaction bonuses owed by SFE Group to such personnel upon completion of the Merger, shall be made under the Enerpac Tool Group Corp. Inducement Award Plan, a newly adopted equity award plan, rather than under the Enerpac Tool Group Corp. 2017 Omnibus Incentive Plan.  The Amendment further amends the Merger Agreement to add a related covenant and conditions precedent to each party’s obligation to complete the Merger, and that each of such key personnel of SFE Group execute and deliver to the Company an award agreement under the Inducement Plan.  In addition, the Amendment clarifies provisions of the Merger Agreement addressing the closing date adjustment of the amount of the merger consideration for the level of cash, debt and transaction expenses of SFE Group to address cash paid to SFE Group or its subsidiaries by the Company, as well as debt or transaction expenses of SFE Group or its subsidiaries satisfied or paid by the Company, on or prior to the completion of the Merger.  The Amendment also effects certain minor amendments and technical corrections to the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Item 9.01	Exhibits

(d)          Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of July 7, 2026 by and among Enerpac Tool Group Corp., Rodeo Merger Sub, LLC, Specialized Fabrication Equipment Group LLC, and SFEG Holdings, Inc., solely in its capacity as Equityholders Representative (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on July 8, 2026)

2.2
First Amendment to Agreement and Plan of Merger dated as of October 27, 2026 by and among Enerpac Tool Group Corp., Rodeo Merger Sub, LLC, Specialized Fabrication Equipment Group LLC, and SFEG Holdings, Inc., solely in its capacity as Equityholders Representative

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026	ENERPAC TOOL GROUP CORP.

	By:	/s/ Darren M. Kozik
Darren M. Kozik
Executive Vice President and Chief Financial Officer